United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2014

SquareTwo Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Second Floor, Denver, Colorado 80237
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 303-296-3345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2014, SquareTwo Financial Corporation (“SquareTwo”) together with certain of its domestic and Canadian subsidiaries, Ally Bank, as agent, Canadian agent and a lender and certain other financial institutions as lenders, entered into Amendment No. 6 (the “Amendment”) to its Loan Agreement dated as of April 7, 2010 (the “Loan Agreement”), as amended, among SquareTwo, Preferred Credit Resources Limited, certain other affiliates of SquareTwo, Ally Commercial Finance LLC and the other lenders from time to time party thereto.  Pursuant to the terms of the Amendment, the Minimum Adjusted EBITDA Covenant was decreased from $200 million to $165 million for a rolling four fiscal quarter basis beginning with the fiscal quarter ending December 31, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 6 to Loan Agreement, dated November 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date:	November 13, 2014	By:	/s/ Alan Singer
		Name:	Alan Singer
		Title:	General Counsel